                                                                   EXHIBIT 10.20


                 AVONDALE MILLS, INC.
[LOGO]           P.O. BOX 1109
                 MONROE, GEORGIA 30655


JACK R. ALTHERR, JR.
Vice President and
Chief Financial Officer
                                           November 15, 1995



Mr. Richard H. Monk, Jr.
3 Walnut Road
Sylacauga, Alabama 35150

Dear Richard:

     Enclosed is a computation, as of the date of your resignation, November 2, 1995, of the value of your vested interest in the 110 phantom stock units previously granted to you (75 on June 1, 1990 and 35 on July 20, 1992). In accordance with the terms of the grants, your vested value of $273,729 is payable in ten annual installments beginning on August 25, 2004, the date you reach age 65, or in a single lump sum payment to your beneficiary in the event of your earlier death. We estimate the annual installment payments will be approximately $37,000. However, the exact amount will depend upon the one year Treasury Bill rate in effect on August 25, 2004.

     Please note that no further appreciation or depreciation in your vested value will occur. Interest will not accrue until you reach 65 years of age on August 25, 2004.

     If you have any questions regarding the computation of your vested value or the terms of the grant, please contact me.

                                   Sincerely,




                                   /s/ Jack R. Altherr
                                   -------------------------
                                      Jack R. Altherr
Enclosure

JRAjr/la





                             ZERO DEFECTS OUR GOAL
                                  404/267-2226

RICHARD H. MONK, JR.

Value of Vested Interest in Phantom Stock Units at November 2, 1995

Date of Birth: August 25, 1939

Normal Payment Date: August 25, 2004


EBDLITA:
     Ten Quarter ended August 25, 1995                          173,724,367

     Annualizing Factor                                                2.50
                                                               ------------
     Average Annual EBDLIT                                       69,489,747

Phantom Stock Multiple                                                 5.00
                                                               ------------
                                                                347,448,734
Balance Sheet Adjustments at 8/25/95:
     Cash                                                         1,334,583
     Debt                                                      (169,918,035)
                                                               ------------
Phantom Stock Base                                              178,865,282

Total Number of Shares (including Phantom Shares)                11,467,356
                                                               ------------
Value per Share                                                $      15.60

Shares per Phantom Unit                                             398,606
                                                               ------------
Value of Phantom Stock Unit                                    $      6,218

Number of Units Granted                                                 110
                                                               ------------
Total Award Value                                              $    683,980

Vesting as of November 2, 1995                                        40.02%
                                                               ------------
Value of Vested Interest                                       $    273,729
                                                               ============

Estimated Annual Installment Payment for 10 years beginning
  August 25, 2004 assuming a 6% Treasury Bill Rate             $     37,191
                                                               ============

                    AVONDALE MILLS,INC.
[LOGO]              P.0. BOX 1109
                    MONROE, GEORGIA 30655
                    404-267-2226



G. STEPHEN FELKER
Chairman and
Chief Executive Officer

                                                December 6, 1994


Mr. Richard H. Monk, Jr.
3 Walnut Road
Sylacauga, Alabama 35150

Dear Richard:

     When the phantom stock program was adopted in fiscal 1990, the objective of the Board of Directors was to provide long term incentives to management which parallel the economic interests of Avondale's shareholders. Although the phantom stock units do not represent actual shares of equity in Avondale, their grant does represent a significant financial commitment by the shareholders to allow key members of management an opportunity to participate in the growth of the Company.

     In my letters granting the phantom stock units, the value of a phantom stock unit was defined to be 0.002% of Avondale's equity value, as determined by a specific formula (five times annualized EBDLIT for the past ten fiscal quarters plus cash minus debt). Since this approach uses a fixed percentage of calculated equity instead of an equivalent number of phantom shares, substantial dilution or accretion in the value of a phantom stock unit may be created by stock-related transactions while the value of a share of common stock may not be affected similarly. As an example of the potential dilution, the March 1994 leveraged purchase of common stock shares from CS First Boston and Metropolitan Life Insurance Company produced a nearly 40% decline in the calculated value of a phantom stock unit (see Schedule A).

     To ensure that the original objective of the phantom stock program is achieved, the Board of Directors has approved an amendment to the provisions of the program such that the value of a phantom stock unit will be determined using phantom shares. The number of phantom shares per phantom stock unit will be defined as 0.002% of the total number of shares of common stock of Avondale (AM Acquisition, Inc.) outstanding at September 1, 1989, including the phantom shares. The number of phantom shares so calculated at September 1, 1989 will be adjusted for any subsequent stock splits or stock dividends, such as the August 27, 1993 merger and stock dividend (see Schedule B). As a result, this approach begins with the same value established at September 1, 1989 using 0.002% of calculated equity but allows the value per phantom stock unit to "float" with the actual number of shares outstanding and eliminates the undesired dilution or accretion

Mr. Richard H. Monk, Jr.
December 6, 1994
Page 2



in value. Again as an example, the dilution caused by the leveraged stock purchase is virtually eliminated by using the phantom share calculation (see Schedule C).

         All 110 phantom stock units awarded to you are subject to the terms and conditions set forth in my letters of June 1, 1990 and July 20, 1992, copies of which are enclosed for your reference. To execute the amendment described above, Section 2 of the terms and conditions set forth in my letter of June 1, 1990 is hereby restated and replaced in its entirety with the following:

         2.     VALUE OF PHANTOM STOCK UNITS

                The value of each phantom stock unit on any date (the "valuation date") will be equal to the "Equity Value of the Company Per Share" multiplied by 398.606 phantom shares. The "Equity Value of the Company Per Share", as determined by Avondale, shall be equal to the sum of "EBDLIT" times five, plus "Balance Sheet Adjustments", divided by the sum of the total number of shares of Avondale Incorporated
         Class A and Class B common stock outstanding on the valuation date plus 398,606 phantom shares.

                Avondale defines EBDLIT as the consolidated earnings of Avondale and its subsidiaries before depreciation, amortization, LIFO inventory adjustments, interest and income taxes, for the ten fiscal quarters immediately preceding such date, divided by 2.5. Avondale defines Balance Sheet Adjustments as an amount, which may be positive or negative, equal to the consolidated cash, cash equivalents and short term investments of Avondale and its subsidiaries minus the consolidated debt of Avondale and its subsidiaries, determined as of the final day of the last fiscal period for which financial statements were prepared and that immediately precedes the valuation date.

         All other terms and conditions contained in my letters granting your 110 phantom stock units remain in full force and effect.

Mr. Richard H. Monk, Jr.
December 6, 1994
Page 3



         If you have any questions regarding this amendment, please direct them to Jack Altherr or me. As noted in previous correspondence, due to the relatively few key associates participating in the program, we ask that you recognize the need for confidentiality.

         Please indicate your understanding and acceptance of the above amendment by signing and returning the enclosed copy of this letter to me.


                                        Very truly yours,

                                        /s/ Stephen Felker
                                        ---------------------
                                            Stephen Felker


Acknowledged and accepted:

/s/ Richard H. Monk, Jr.
- ----------------------------------


Date:  January 3, 1995
      ----------------------------

AVONDALE MILLS, INC.                                                SCHEDULE A
VALUE OF PHANTOM STOCK UNIT
(USING TWO PERCENT OF CALCULATED EQUITY VALUE)






                                                    2nd Quarter                3rd Quarter
                                                      FY 1994                    FY 1994
                                                    -----------                -----------
   Annualized cash flow - EBDLIT                    $88,024,754               $ 86,433,972
   (past 10 fiscal quarters)

   Valuation multiple                                      5.00                       5.00
                                                    -----------               ------------
                                                    440,123,770                432,169,860

   Cash                                                 372,287                  1,411,191
   Debt                                             (42,950,000)              (204,330,590)
                                                    -----------               ------------
   Calculated equity value                          397,546,057                229,250,461
   (per formula)

   % equity per phantom stock unit                       0.0020%                    0.0020%
                                                    -----------               ------------

   Value of phantom stock unit                      $     7,951               $      4,585
                                                    ===========               ============

AVONDALE MILLS, INC.                                                 SCHEDULE B
CALCULATION OF PHANTOM SHARES


                                            Shares                 % Shares
                                           --------                ---------
  Shares outstanding at 9/l/89
  (AM Acquisition, Inc.)
      First Boston                             185.7200               15.73%
      Metropolitan Life                        368.2800               31.19%
      John Maypole                               4.0000                0.34%
      Walton Monroe                            501.0000               42.43%
      Stephen Felker                            58.0000                4.91%
      Class B                                   40.2083                3.41%
                                           ------------            --------
                                             1,157.2083               98.00%
  Calculated phantom shares
  (AM Acquisition, Inc.)                        23.6165                2.00%
                                           ------------            --------
                                             1,180.8248              100.00%
                                           ============            ========

  Calculated phantom shares
  (AM Acquisition, Inc.)                        23.6165

  Factor for merger with Walton Monroe          67.5131
                                           ------------
                                             1,594.4240

  Factor for stock dividend                    250.0000
                                           ------------
  Phantom shares                           398,605.9976
                                           ============

  Avondale Incorporated - August 1, 1994

  Class A shares outstanding                 10,089,811               87.99%
  Class B shares outstanding                    978,939                8.54%
                                           ------------            --------
  Total common shares                        11,068,750               96.52%

  Phantom shares                                398,606                3.48%
  (whole shares)                           ------------            --------
                                             11,467,356              100.00%
                                           ============            ========

AVONDALE MILLS, INC.                                                 SCHEDULE C
VALUE OF PHANTOM STOCK UNIT
(USING CALCULATED EQUITY VALUE PER PHANTOM SHARE)






                                                2nd Quarter                 3rd Quarter
                                                  FY 1994                     FY 1994
                                               ------------                ------------
Annualized cash flow - EBDLIT                  $ 88,024,754                $ 86,433,972
(past 10 fiscal quarters)

Valuation multiple                                     5.00                        5.00
                                               ------------                ------------
                                                440,123,770                 432,169,860


Cash                                                372,287                   1,411,191
Debt                                            (42,950,000)               (204,330,590)
                                               ------------                ------------


Calculated equity value                         397,546,057                 229,250,461
(per formula)


Total number of shares                           20,880,436                  11,467,356
(including phantom shares)                     ------------                ------------



Calculated equity value per share              $      19.04                $      19.99


Phantom shares per unit                             398.606                     398,606
                                               ------------                ------------
                                               $      7,589                $      7,969
                                               ============                ============

                 AVONDALE MILLS, INC.
[LOGO]           P.O. BOX 1109
                 MONROE, GEORGIA 30655
                 404-267-2226

G. STEPHEN FELKER
Chairman and
Chief Executive Officer


                                 July 20, 1992


Mr. Richard H. Monk, Jr.
3 Walnut Road
Sylacauga, Alabama 35150

Dear Richard:

      This letter amends the grant of phantom stock units awarded to you by my letter of June 1, 1990, a copy of which is attached for your reference. Effective this date, your grant is increased by 35 phantom stock units, bringing your total award to 110 phantom stock units.

      All 110 phantom stock units awarded to you are subject to the terms and conditions set forth in my June 1, 1990 letter. Accordingly, your interest in your 110 phantom stock units will vest at six and two thirds percent per year for each full and uninterrupted year that you continue to work for Avondale after August 31, 1989. Should you remain so employed, you will be 93.33% vested on August 25, 2004, when you reach age 65. If you remain employed after reaching age 65, you will become fully vested on August 31, 2004. Payment in the form of ten annual installments will begin upon your 65th birthday assuming you retire at that time.

      In addition, your interest in your 110 phantom stock units will become fully vested in the event you die before your employment with Avondale terminates. Your vested value will be computed as of the date of your death and paid to your beneficiary in a single lump sum.

      If you should have any questions regarding the terms of the grant, please direct them to Jack Altherr or me. Because relatively few key associates participate in the program, I request that you recognize the need for confidentiality.

                                        Very truly yours,



                                        /s/ Stephen Felker
                                        -----------------------
                                            Stephen Felker

                 AVONDALE MILLS, INC.
[LOGO]           P.O. BOX 1109
                 MONROE, GEORGIA 30655
                 404-267-2226

G. STEPHEN FELKER
Chairman and
Chief Executive Officer



                                  June 1, 1990





Mr. Richard H. Monk, Jr.
P.O. Box 329
West Point, Georgia 31833

Dear Richard:

         Avondale's continued success depends upon the superior performance of all of its associates working together as a team. To make the relationship mutually beneficial, there is a system of rewards in place, including compensation, profit sharing and other benefits as well as attractive and safe working environments and, at certain management levels, performance incentives.

         An additional opportunity for reward is now being offered to you and a few key associates. The program involves the grant of phantom stock units which effectively provides equity participation in the growth of the company. The program will not replace or detract from existing benefits.

         While the phantom stock units do not represent actual shares of equity in Avondale and therefore do not carry voting and other rights associated with stock ownership, their grant nonetheless represents substantial financial recognition by the company's shareholders of the importance and role played by key associates.

         Please review carefully the following terms and conditions of your grant of phantom stock units. As questions arise, please direct them to John Hudson, Jack Altherr or me. Because relatively few key associates will participate in the program, I request that you recognize the need for confidentiality.

1.     GRANT OF PHANTOM STOCK UNITS

       Your participation in the program will take the form of a grant, effective September 1, 1989, of 75 "phantom stock units". A phantom stock unit is simply a bookkeeping measure which represents your vested and nonvested interest in the value of the company (as defined in section 2).

2.     VALUE OF PHANTOM STOCK UNITS

       The value of each phantom stock unit on any date will be 0.002% of an amount, which shall be determined by Avondale, equal to "EBDLIT" times five, plus "Balance Sheet Adjustments". Avondale defines EBDLIT as the consolidated earnings of Avondale and its subsidiaries before depreciation, amortization, LIFO inventory adjustments, interest and income taxes, for the ten fiscal quarters immediately preceding such date, divided by 2.5. Avondale defines Balance Sheet Adjustments as an amount, which may be positive or negative, equal to the consolidated cash, cash equivalents and short term investments of Avondale and its subsidiaries minus the consolidated debt of Avondale and its subsidiaries, determined as of the final day of the last fiscal period for which financial statements were prepared and that immediately precedes the date such amount is determined.

3.     VESTING OF PHANTOM STOCK UNITS

       Your vested interest in your phantom stock units will increase (subject to section 7) at the rate of six and two thirds percent per year for each full and uninterrupted year that you continue to work for Avondale after August 31, 1989.

       You also will (subject to section 7) become fully vested in your phantom stock units if you die before your employment by Avondale terminates.

       Finally, you will forfeit your entire interest in your phantom stock units (whether or not vested under this section 3) if you engage in any actions described under section 7.

4.     PAYMENT AT RETIREMENT

       Avondale will compute and pay the value of your vested interest in your phantom stock units to you in cash beginning as of your "Normal Payment Date", which will be the date you reach age 65 or, If later, the date your employment by Avondale terminates. Your payment will be made with interest in ten equal annual installments, calculated as an annuity payable on your Normal Payment Date and on the first nine anniversaries of your Normal Payment Date using an interest rate equal to the one year Treasury Bill rate which Avondale deems in effect on your Normal Payment Date.

5.       TERMINATION OF EMPLOYMENT

         If your employment with Avondale terminates (for any reason whatsoever except death) before your Normal Payment Date, further vesting will cease and Avondale will compute the value of your vested interest in your phantom stock units as of your termination date. The value of your vested interest in your phantom stock units, as so determined and without further increase, shall be paid to you beginning on your Normal Payment
Date; that is, no further appreciation or depreciation in the value of the phantom stock units nor any crediting of interest will occur after your employment terminates. Beginning with your Normal Payment Date, payment will be made in ten equal annual installments, as if you retired, in accordance with section 4 using the value of your vested interest in your phantom stock units as calculated at termination and the one year Treasury Bill rate which Avondale deems in effect on your Normal Payment Date.

6.       DEATH BENEFIT

         If you die before your employment with Avondale terminates, you will become fully vested in your phantom stock units in accordance with section 3. Avondale will compute the value of your phantom stock units as of the date of your death in accordance with section 2 and pay such amount to your beneficiary.

         If you die after your employment with Avondale terminates but before your Normal Payment Date, Avondale will pay to your beneficiary the value of your vested interest in your phantom stock units as calculated under section 5.

         If you die after your Normal Payment Date, Avondale will calculate the present value (discounted to the date of your death using the one year Treasury Bill rate which Avondale deems in effect on your Normal Payment Date) of any unpaid annual installments established under section 4 and pay such amount to your beneficiary.

         Any death benefit payment to your beneficiary under this section 6 will be made in lump sum in cash within 90 days after the date of your death.

         Please complete and return the attached beneficiary designation form to the corporate secretary. If you fail to designate a beneficiary for your interest in your phantom stock units (or your beneficiary fails to survive you), Avondale will treat your estate as your beneficiary for your interest in your phantom stock units. You can change your beneficiary at any time by returning a new beneficiary designation form to the corporate secretary, and such change will be effective on the date the new beneficiary designation form is received by the corporate secretary.

7.       FORFEITURE OF BENEFITS

         If, in Avondale's opinion, you either (a) compete directly or indirectly with Avondale or (b) engage in any actions or make any statements which are detrimental to Avondale's best interests, at any time while you are employed by Avondale or before the end of the five year period following your termination of employment with Avondale, you will forfeit your entire vested and nonvested interest in your phantom stock units.

8.       AMENDMENT/TERMINATION

         This letter sets forth the terms and conditions of this program in their entirety. Avondale reserves the right to amend the terms and conditions of this program from time to time or to terminate this program at any time and for any reason whatsoever. However, Avondale will not amend retroactively the formula outlined in section 2 for valuing phantom stock units or the rate at which you vest in such units under section 3 (other than the forfeiture conditions).

         No action to amend or terminate this program shall be effective unless such action is set forth in writing and signed by me or my successor as Chief Executive Officer of Avondale.

         If this program is terminated, Avondale will compute and pay your vested interest in your phantom stock units in accordance with section 5 as if your employment by Avondale had terminated on the date Avondale terminated this program.

9.       NOT A CONTRACT OF EMPLOYMENT

         You are an employee at will and you may terminate your employment, or your employment may be terminated by Avondale, at any time without notice. Nothing in this grant of phantom stock units shall give you any right to continue your employment with Avondale or shall limit in any way Avondale's right to terminate your employment, or your right to terminate your employment, at any time, without regard to the effect of such termination on this grant.

10.      NON-TRANSFERABILITY/CONSTRUCTION

         You may not alienate, assign, transfer or otherwise encumber your interest in your phantom stock units and any action to do so shall be treated as a violation of your grant and shall not be binding on Avondale or this program. The terms and conditions of this program shall be construed in accordance with the laws of Alabama to the extent such laws are not preempted by ERISA.

11.      SOURCE OF BENEFITS

         All benefits payable to you pursuant to this grant of phantom stock units will be paid from the general assets of Avondale, and the status of your claim for benefits shall be the same as the status of a claim against Avondale by any general and unsecured creditor. No assets of Avondale whatsoever shall be earmarked or otherwise set aside or encumbered in any manner whatsoever to pay any benefit payable to you pursuant to this grant. Further, you shall have no right to look to any officer, director, employee or agent of Avondale in his individual capacity for payment of any such benefits whatsoever.

                                            Very truly yours,


                                            /s/ Stephen Felker
                                            ----------------------
                                            Stephen Felker

GSF/lj

AVONDALE MILLS, INC

ASSOCIATE:                                                MONK, JR., RICHARD H.
PHANTOM STOCK UNITS:                                                   110
ESTIMATED VALUE ON SEPTEMBER 1, 1992:                             $553,300

================================================================================


VESTING AND POTENTIAL VALUE:

                                           ---------------------------
                                                  VALUE OF UNITS
                                           ---------------------------
   FISCAL             AGE        %         IF 5%                IF 10%
    YEAR              9/1      VESTED      GROWTH               GROWTH
   -------------------------------------------------------------------
    1992              53        20.0%      553,300            $  53,300
    1993              54        26.7%      580,965              608,630
    1994              55        33.3%      610,013              669,493
    1995              56        40.0%      640,514              736,442
    1996              57        46.6%      672,540              810,087
    1997              58        53.3%      706,167              891,095
    1998              59        60.0%      741,475              980,205
    1999              60        66.6%      778,549            1,078,225
    2000              61        73.3%      817,476            1,186,048
    2001              62        79.9%      858,350            1,304,652
    2002              63        86.6%      901,267            1,435,118
    2003              64        93.3%      946,331            1,578,629

ANNUAL PAYMENT:
10 YEAR ANNUITY @ 8.5%                     123,970              206,801


================================================================================

NOTES:    The purpose of this schedule is to show the potential value of your phantom stock units for the years shown above assuming you continue to work for Avondale for each year shown and assuming Avondale grows at a 5% or 10% rate per year. However, the actual value of your phantom stock units will depend on the actual growth rate achieved by Avondale and the date your employment by Avondale terminates.

The annual payment shown in the example above has been calculated as a ten year annuity assuming (a) your employment by Avondale terminates at age 65, (b) Avondale grows at a 5% or 10% rate per year and (c) the one year Treasury Bill rate in effect at the time you reach age 65 is 8.5%.

                                PROJECTED VALUE
                             OF PHANTOM STOCK UNIT
                              AT SEPTEMBER 1, 1992





    EBDLIT:          FY 1992 PROJECTED                 $ 88,615,469

                     FY 1991                             27,572,548

                     3rd qtr '90                         17,492,754

                     4th qtr '90                         12,876,433
                                                       ------------
    Ten quarters ended 8/28/92                          146,557,204

    Annualizing Factor                                         2.50
                                                       ------------
    Average Annual EBDLIT                                58,622,882

    Phantom Stock Multiple                                     5.00
                                                       ------------
                                                        293,114,408

    Plus Cash (at May 29, 1992)                           8,208,214

    Less Debt (at May 29, 1992)                         (49,800,000)
                                                       ------------
    Phantom Stock Base                                  251,522,622

    % of Base per Unit                                        0.002%
                                                       ------------
    Estimated Value of Phantom Stock Unit              $      5,030
                                                       ============

                              AVONDALE MILLS, INC.

ASSOCIATE:                                                MONK, JR., RICHARD H.
PHANTOM STOCK  UNITS:                                                 75
ESTIMATED VALUE ON SEPTEMBER 1, 1989:                           $363,353
================================================================================
VESTING AND POTENTIAL VALUE:

                                         -------------------------------
                                               VALUE OF UNITS
      ------------------------------------------------------------------
                              %             IF 5%                IF 10%
      YEAR          AGE     VESTED          GROWTH               GROWTH
      ------------------------------------------------------------------
      1990           50       0.0%          363,353              363,353
      1991           51       6.7%          381,520              399,688
      1992           52      13.3%          400,596              439,657
      1993           53      20.0%          420,626              483,622
      1994           54      26.6%          441,657              531,985
      1995           55      33.3%          463,740              585,183
      1996           56      40.0%          486,927              643,701
      1997           57      46.6%          511,274              708,071
      1998           58      53.3%          536,837              778,879
      1999           59      59.9%          563,679              856,766
      2000           60      66.6%          591,863              942,443
      2001           61      73.3%          621,456            1,036,687
      2002           62      79.9%          652,529            1,140,356
      2003           63      86.6%          685,155            1,254,392
      2004           64      93.2%          719,413            1,379,831
      2005           65      99.9%          755,384            1,517,814

      ANNUAL PAYMENT:
      10 YEAR ANNUITY @ 8.5%                106,001              212,991



================================================================================

NOTES: The purpose of this schedule is to show the potential value of your phantom stock units for the years shown above assuming you continue to work for Avondale for each year shown and assuming Avondale grows at a 50% or 10% rate per year. However, the actual value of your phantom stock units will depend on the actual growth rate achieved by Avondale and the date your employment by Avondale terminates.

The annual payment shown in the example above has been calculated as a ten year annuity assuming (a) your employment by Avondale terminates at age 65, (b) Avondale grows at a 5% or 10% rate per year and (c) the one year Treasury
Bill rate in effect at the time you reach age 65 is 8.5%.

                                ESTIMATED VALUE
                             OF PHANTOM STOCK UNIT
                              AT SEPTEMBER 1, 1989





EBDLIT:

    FY    1987 (3rd & 4th qtr)                     $ 41,769,030
    FY    1988                                       72,449,443
    FY    1989                                       58,200,711
                                                    -----------
    Total - 10 qtrs                                 172,419,154
    Annualizing Factor                                      2.5
                                                    -----------
    Annualized EBDLIT                                68,967,674


Valuation Multiple                                            5
                                                    -----------

EBDLIT X 5                                          344,838,370


Balance Sheet Adjustments

    Cash                                              2,321,691
    Debt                                           (104,925,000)


Estimated Company Value                             242,235,061


% Company Value Per Unit                                  0.002%
                                                    -----------

Estimated Value of Phantom Stock Unit              $      4,845
                                                    ===========